AMENDMENT

Amendment made as of May 30, 2003 to those certain Custody Agreements between each Fund in the Dreyfus Family of Funds listed on Schedule I hereto (each a “ Fund”) and The Bank of New York (“Custodian”) (each such Custody Agreement hereinafter referred to as the “Custody Agreement.”). Capitalized terms used but not defined herein shall have the meanings given them in the Custody Agreement.

     1. Please be advised that the Fund has appointed Mellon Bank, N.A. as its agent (“Agent”) to lend Securities from any of the Account(s) maintained by Custodian for the Fund. Third Party International Lending Operational Procedures governing the responsibilities of the Custodian and the Agent in connection with the securities lending transactions contemplated herein, including without limitation Custodian’s deadlines for receipt of instructions, are attached hereto.

     2. It is understood and agreed that Custodian shall not have any responsibility for collateral management in connection with securities loan transactions hereunder. Agent will be solely responsible for collecting collateral in connection with transactions initiated by Agent. Agent may instruct Custodian to receive collateral into the Account, or if the Fund desires, Custodian will establish and maintain a collateral account (also referred to herein as an "Account") to which collateral may be deposited, subject to execution and delivery to Custodian of such agreements as it may require.

     3. The Fund shall cause Agent to furnish to Custodian a Certificate of Authorized Persons (including specimen signatures) identifying all of Agent’s officers and employees authorized to give Oral or Written Instructions with respect to the Account(s). Upon Custodian’s receipt of such Certificate, Agent and all such officers and employees shall be deemed to be Authorized Persons. The Fund hereby authorizes and directs Custodian, and it shall be Custodian’s responsibility, to follow Agent’s Oral or Written Instructions concerning the transfer of Securities and/or collateral to or from the Account(s), whether or not such transfers are against receipt of payment. Custodian shall comply with Agent’s Oral or Written Instructions on the Business Day such instructions are received; provided they are received prior to Custodian’s deadlines for the same-day processing of such instructions; and provided further, that such instructions conform to Custodian's data specifications. Custodian shall have no responsibility to deliver any Security pursuant to Agent’s Oral or Written Instructions if such Security is subject to a pending settlement instruction. Custodian shall be entitled to rely upon any Oral or Written Instructions from Agent without inquiry, and shall have no duty to monitor any transactions initiated by Agent in connection herewith. Agent must notify Custodian specifically regarding any partial securities loan closing. Custodian shall have no responsibility or liability whatsoever as a result of the occurrence of any failed transaction due to a failure by Agent to comply with Custodian's trade instruction requirements, including without limitation, Custodian's published cut-off times for receipt of instructions.

4. Custodian shall furnish to Agent on each Business Day a report listing all Securities and funds then held in the Account(s), pending settlement instructions (if any) with respect to such Securities, and such other reports as the Fund and Custodian shall agree. All reports sent to Agent shall be in such format as Agent and Custodian shall agree. The Fund shall be solely responsible for instructing Agent to recall any Security on loan if required in order to settle a trade. Custodian shall have no responsibility or liability in connection with any failed settlement due to a failure by the Fund or Agent to cause the timely return of any Security on loan.

5. The Fund will receive corporate action notifications from Custodian, provided however, that in order to receive such notifications in connection with non-U.S. Securities, the Fund must assure that at least one share/one unit of its position in the relevant non-U.S. Securities remains held in custody with Custodian. The Fund must advise Custodian of the action to be taken on its position by the deadlines established by Custodian, provided however, that Custodian will process such corporate action instructions only for the Securities that remain in the

Account. It shall be the Fund's responsibility to advise Agent of the action it has elected for Securities on loan. If the Fund's election results in its right to receive any proceeds (cash or securities) with respect to the loaned position, either the Fund or Agent must advise Custodian of this event. Custodian shall have no responsibility or liability in the event of any discrepancy between the corporate action election delivered to Custodian and that delivered to Agent. The Fund understands and agrees that Custodian will not provide proxy services on loaned Securities. If the Fund wishes to vote on a loaned position, it must instruct the Agent to recall Securities from loan prior to the record date. The Fund may receive reminders from Custodian on elective events for positions out on loan even though voting instructions for such positions must be sent directly to Agent.

6. Custodian will post income for positions subject to securities loan transactions hereunder in accordance with Custodian's standard income pre-post schedule. If Custodian does not receive income payment within two Business Days, it may, in its discretion, reverse the income posting. The Fund shall assume all risks associated with fluctuations in exchange rates if the funds are converted from the posting currency. Custodian shall not have any responsibility for the collection of any income due but not received for positions out-on-loan over the "ex" date or record date of the position, but will notify the Fund of such occurrences in the form of a reversal of the pre-posted income.

     7. It is understood and agreed that any service level description contained in the Third Party International Lending Operational Procedures is simply a narrative description of the services and of the level of performance Custodian shall endeavor to achieve. Notwithstanding any service level or objective specified in such service level description, for purposes of the Custody Agreement, Custodian's failure to meet any performance objective shall not per se constitute negligence or a breach of the Custody Agreement nor constitute an inference of the foregoing, provided that nothing herein contained shall preclude the Fund from introducing evidence of Custodian's performance in an effort to prove negligence or breach of the Custody Agreement.

     8. The Fund understands and agrees that Custodian shall not be responsible for any tax reclaims that are due on Securities in securities loan transactions hereunder. It is the responsibility of Agent to collect any tax benefits that may be due to the Fund in connection with any such transaction.

9. All overdrafts and indebtedness in connection with the Account(s) shall be subject to the terms and conditions of the Custody Agreement. Any account established pursuant to Section 2 hereof shall be deemed to be an Account for such purposes.

10. The Fund may rescind the authority granted to Agent hereby at any time upon two Business Day’s prior written notice to Custodian.

11. Except as provided herein, the Custody Agreement shall remain in full force and effect. This Amendment shall control when there are differences with the Custody Agreement.

THE FUNDS LISTED ON SCHEDULE I

By

Title:
Date :

ACKNOWLEDGED AND AGREED:

THE BANK OF NEW YORK

By

Title:

Date:

seclendauth
(04/03)

SCHEDULE I

Dreyfus Growth and Value Funds, Inc.
Dreyfus Premier International Value Fund
Dreyfus International Funds, Inc.
Dreyfus Premier Emerging Markets Fund
Dreyfus Investment Portfolios
Emerging Markets Portfolio
Founders International Equity Portfolio
Founders Passport Portfolio
Japan Portfolio
Dreyfus Premier Equity Funds, Inc.
Dreyfus Premier Developing Markets Fund
Dreyfus Premier International Funds, Inc.
Dreyfus Premier European Equity Fund
Dreyfus Premier Greater China Fund
Dreyfus Premier International Growth Fund
Dreyfus Premier Japan Fund
Dreyfus Premier Value Equity Funds
Dreyfus Premier International Opportunities Fund
Dreyfus Premier Worldwide Growth Fund, Inc.
Dreyfus Variable Investment Fund
International Equity Portfolio
International Value Portfolio
Special Value Portfolio

Third Party International Lending Operational Procedures

These Third Party International Lending Operational Procedures (the "Procedures") are designed to formalize the level of service that The Bank of New York (the "Custodian") will provide to the Funds Listed on Schedule I hereto (collectively the "Client") in connection with the third party securities lending program Client has established with Mellon Bank, N.A., as Client's agent (the "Agent"). The information contained herein is intended to describe generally the performance objectives of the parties for agent lending in the ordinary course of business, and Custodian's failure to meet any performance objective shall not per se constitute negligence or a breach of Custodian's obligations pursuant to the Custody Agreement, nor shall such failure constitute an inference of the foregoing, provided that nothing herein contained shall preclude Client from introducing evidence of Custodian's performance in an effort to prove negligence or breach of the Custody Agreement.

These Procedures are based on the assumption that securities are held and settled in their domestic market.

1. Lending Relationship Profile

The Agent will instruct the Custodian to deliver and receive international securities free of payment in connection with securities lending activities for the Client.

Based on the Agent's instructions, the Custodian will relay instructions to its local clearing agent to deliver or receive securities free of payment from the Borrower's local clearing agent.

2. Asset Types

This document refers only to the lending of international securities. Separate procedures are required for the lending of U.S. Securities.

3. Relationship Contacts

Listed below are team members for Client's lending program with the Custodian and the Agent who will be responsible for only international portfolios listed in Section 4 below. An authorized signature list is further attached as Exhibit A-A.

3.1 Custodian Contacts

		I~~.~~	~~Client~~	~~SERVICE TEAM~~

BNY LOCATION	NAME	DEPT.	PHONE		FAX	EMAIL

New York	Terence	Mutual		212-437-	212-		tzaino@bankofny.com

100 Church St.	Zaino	Funds		3421	437-
NY NY 10286		Custody			6600

	Shirley	Mutual		212-437-	212-		schieu@bankofny.com
	Chieu	Funds		3616	437-
		Custody			6600

	Alex	Mutual		212-437-	212-		asburbano@bankofny.com
	Burbano	Funds		6973	437-
		Custody			6600

II. CORPORATE ACTION TEAM

BNY LOCATION	NAME	DEPT.	PHONE	FAX	EMAIL

Brussels	Joseph Cully		011-322-545-	322 502
			8096	0140	jcully@bankof ny.com

BRUCALENDING@bankofny.

com

	Laurent		X8032	322 502	lhubaut@bankofny.com

	Hubaut			0140	BRUCALENDING@bankofny.

com

	Veronique		X8411	322 502	vpeeters@bankofny.com

	Peeters			0140	BRUCALENDING@bankofny.

com

Escalation	Pida		X8574	322 502	psambwa@bankofny.com

	Sambwa			0140

Manager	Stephanie		X8993	322 502	skeppenne@bankofny.com

	Keppenne			0140

	Gael Nicora		X8093	322 502	gnicora@bankofny.com

0140

III. INCOME TEAM

BNY LOCATION	NAME	DEPT.	PHONE	FAX	EMAIL

New York	Maria Reyes		212-437-7804		mareyes@bankofny.com

New York	Orlando		212-437-3469		OQuintero@bankofny.com
Quintero

3.2 Agent Contacts

Contact for Dreyfus Non US Lending with Bank of New York

Trading

Name	Phone		Fax	Email

Robert Dumont	412-236-5600		412-236-8048	bob.dumont@abnamromellon.com

Michael Ruggiero	412-236-5595		412-236-8048	michael.ruggiero@abnamromellon.com

Michael Mayfield	412-236-4955		412-236-8048	michael.mayfield@abnamromellon.com

Rob Coxon	00 44 207 623 0867		00 44 207 975	robert.coxon@abnamromellon.com

1101

Mark Verrell	00 44 207 623 0927	00 44 207 975	mark.verrell@abnamromellon.com

1101

Daniel O'Brart	00 44 207 623 0922	00 44 207 975	daniel.o'brart@abnamromellon.com

1101

Amy Marsden	00 44 207 623 0927	00 44 207 975	amy.marsden@abnamromellon.com

1101

Mark Nightingale	00 44 207 623 0922	00 44 207 975	mark.nightingale@abnamromellon.com

1101

Johnathan Johnstone	00 44 207 623 0868	00 44 207 975	jonathan.johnstone@abnamromellon.com

1101

Operations

Name	Phone	Fax	Email

Curtis Walbert	412-236-5609	412-236-4759	walbert.cs@mellon.com

Susan Singer	412-236-5608	412-236-4759	singer.sl@mellon.com

Craig Thomas	412-236-5607	412-236-4759	thomas.ch@mellon..com

Barb Dixon	412-234-7477	412-236-4759	dixon.bk@mellon.com

Jay Howell	412-236-5616	412-236-4759	howell.jr@mellon.com

Escalation Operations Management

Name	Phone	Fax	Email

Debra Gathers	412-236-6066	412-236-6161	gathers.dl@mellon.com

Janet Cholewinski	412-234-3863	412-236-6161	cholewinski.jd@emllon.com

4. Securities Available for Loan and Portfolio Participation List

Securities available for loan as of the close of business will be transmitted via SWIFT or will be available via Custodian’s INFORM system by the Agent every morning at 4 AM EST. This data will also include positions that the Custodian reflects as being on-loan. Both available and on-loan positions will be settlement-dated positions.

5. Transmission of Lending Agent Instructions

All instructions from the Agent will also include information on local clearing agent information for the borrowing counterparty.

The Custodian will be responsible for providing its local clearing agent with information required to deliver and receive securities to and from the borrower counterparty, after receiving the Agent's instructions.

Custodian requires delivery instructions on all trades.
Forms of transmission will be as follows:

5.1. Primary Method
The Agent will transmit its instructions to the Custodian using FTP (SWIFT 15022 format), SWIFT platform or facsimile.

All transmission of instructions (electronic or otherwise) will contain the following data elements to ensure timely, accurate processing of the transactions by the Custodian.

- Trade Date
- Transaction Type (Delivery or Receipt)
- Custodian account number
- Security ID
- Quantity
- Settlement Date
- Lending Reference Number

- Clearing Broker Information

Transmissions will be sent according to the addresses as set forth in Section 3

5.2. Secondary Method

If the primary method of communication is unavailable, the Agent will transmit its instructions to the Custodian via FAX.

Transmissions via FAX will be sequentially numbered, contain an authorized signature, and include at least the data elements as described above.

Verbal instructions are only accepted in emergency cases, and will subsequently be documented by hard copy notification.

5.3. Cancellations/Amendments

Cancellation of prior transactions will be separately communicated using either the primary or secondary method. A cancellation instruction received after a deadline will be acted upon by both Custodian and the Agent on a reasonable best-efforts basis before the close of the relevant depository. Amendments to existing instructions are performed by transmitting a cancellation and a new instruction.

6.  Instruction Transmission Deadlines

Transmission of instructions from the Agent will begin after 7.00 a.m. EST. The tables attached in Exhibit B-B below sets forth the deadlines for transmission of instructions to the Custodian. All instructions sent after the deadline will be executed on a reasonable best-efforts basis up until the applicable depository cutoffs.

7. Collateral

The collateral account for Client will be under the custody and control of Agent. Agent accepts full responsibility for collateral management and adequacy as stated in the Securities Lending Authorization between Client and Agent.

8. Loan Recall Process

Loan recalls are the sole responsibility of the Agent. The Client will be responsible for instructing the Agent to recall securities from loan. Recall instructions should be sent to the staff members at the Agent listed in Section 3.2 above.

Client agrees to notify the Agent of recalls of international securities from loan for sale settlement. Due to time zone differences and trade instruction flows this notice may not be received by close of business on trade date in the local trading market.

Custodian requires a notice of each recall. Such recall notice must be clearly identified as a loan return notice and must include all information as listed in Section 5.1.

As an additional precaution, Custodian will provide sale trade information of which it has notice by updating Client positions on the INFORM system on a reasonable efforts basis. Such information will be otherwise made available to the Agent in accordance with the deadlines contained in Section 4. Agent may view INFORM on an intra-day basis for any pending trades received by Custodian and input to this system on a reasonable efforts basis.

Notwithstanding any responsibility of the Custodian pursuant to the Custody Agreement, Custodian accepts no liability whatsoever for any settlement failure that occurs because a security is on loan or the loan recall itself fails.

9.	Monitor Settlements
	9.1.	Fail Notification
9.1.1. Lending Transactions

The Custodian and Agent staff members agree to contact each other on a reasonable best-efforts basis to resolve any failing securities lending-related deliveries or return transactions before the close of the relevant depository.

9.2. Late Sale Settlements and Market Buy-Ins

If a security that is on loan is sold by the Client, it may not be returned in time for the settlement of the sale. As a result, the Client’s account may incur overdraft charges.

If the deadlines in Section 6 are adhered to by the Custodian and the Client, the Agent will be solely responsible for overdraft charges dating from the expiration of the recall period through the date of actual settlement.

Buy-ins will be coordinated between the Client's investment manager, the Agent's contacts in Section 3.2, and the borrowing counterparty. The Custodian's contacts in Section 3.1 will be notified at such time of the procedures for buy-ins.

9.3. On-loan Position Reconciliation

If the availability feed provides such information, the Agent will conduct internal reconciliation’s of on-loan positions based on the Custodian's availability feed as stated in Section 4 above. Any positions breaks will be relayed to the Custodian's contacts in Section 3.1 before close of business (5 p.m. EST), where the relevant party will then conduct research to resolve these breaks as soon as possible. The reconciliation report will also be made available to the Custodian upon request.

10.	Corporate Actions

	10.1.	Definition of Terms

Record Date is the date where the holder of the security is considered by the issuer to be the holders of record.

Market Expiration Date is the final deadline for submitting instructions to the company or their appointed agent on a voluntary corporate action.

Custodian Deadline Date is the deadline date by which responses on voluntary corporate actions must be received by the Custodian.

Expiration Date Action is an action whose resulting entitlement is based on the security position on market expiration date.

10.2. Mandatory Corporate Actions

Mandatory corporation actions in the form of stock splits, cusip changes etc. will be updated by the Custodian. The Custodian will record and monitor corporate action settlements based on the total entitlement date position of the account, provided, however, that Client leaves at least one security unit in Client's account(s) at Custodian. Custodian will contact the Agent by telephone to verify the eligibility of the position on loan to the entitlement and the Agent must send custodian a confirmation thereof by SWIFT. Upon confirmation of market settlement for the corporate action, the Custodian will increase the on loan position to reflect the entitlement expected from the borrower via the Agent. The resulting changes in the availability feed and on loan file will provide the Agent with notification that such corporate actions have taken place.

10.2.1. Payments

Shares:

The Agent will make appropriate changes to loan records to reflect the increase in shares on loan to the borrower as a result of the corporate action.

Cash:

Custodian will book cash credits arising out of the loaned position to the Client's account with the same value that it used for the Client's position that remains in custody at Custodian.

For credits prior to the allocation date, Custodian will send an instruction to the Agent with the payment details.

For debits, prior to the allocation date, the Agent must send Custodian an instruction with the payment details by Custodian's required deadline.

The Agent must ensure that funds are received with good value. If Custodian does not receive funds two Business Days after payment date, Custodian reserves the right to reverse the entries with back value. If funds are not received with good value, Custodian will adjust the posting in the Client’s account with Custodian and follow its usual and customary claim procedures.

In case of reversals or adjustments, the Client assumes full responsibility for foreign exchange exposure resulting from such reversal or adjustments.

10.3. Voluntary Corporate Actions

10.3.1 Overview

The Custodian and the Agent will follow the general process below:

1.	The Custodian publishes corporate action notifications to the Client and Agent indicating the in-vault and on-loan position from the Custodian's records, provided, however, that Client leaves at least one security unit in Client's account at Custodian.

2.	The Client advises Custodian of the action to be taken on the entire position.
3.	The Client advises the Agent of the action to be taken on the position on loan.
4.	The Custodian processes the corporate action per its custody procedures for the securities in the account.
5.	The Agent advises the Custodian of any proceeds (cash or securities) from corporate action events on the loaned position per the Client's election.

10.3.2. Notification Procedures and Deadlines

The Client will forward its responses on voluntary corporate actions to the Custodian and Agent according to current custody notification procedures.

If the Custodian or Agent receives no corporate action instruction or an incomplete instruction, Custodian or Agent will take no action on behalf of the Client and will not have any liability for claims resulting therefrom.

10.3.3. Returns for Corporate Action Processing

The Client or the Custodian may instruct a return of loaned securities for the purpose of allowing the Client to participate in a corporate action based on Clients in-custody position in accordance with the deadlines as indicated in each specific event notification.

10.3.4. Specialized Processing on Certain Action Types (i.e. Proxies, Dissenter’s Rights, Consents with Cash Consideration, Dividend Reinvestments)

The Client will lose the right to vote or dissent on an action with a record date for securities on loan over Record Date (if applicable).

If the Client wishes to vote on an action, the Client must instruct the Agent directly to recall securities from loan prior to Record Date. Notification deadlines will be in accordance with those set forth in Section 6 above.

In cases where consent actions offer payments in consideration of the shareholder consent, it is typical for the Client to lose any rights to receive consent payments unless the Client has instructed a recall or made other arrangements with the Agent and its borrowers.

In cases of Dividend Reinvestment Programs, the Client will typically receive cash for shares on loan.

All other forms of specialized processing should be dealt with on a case-by-case between the parties listed in Section 3.

10.3.5. Payments

Shares:

The Custodian will record and monitor corporate action settlements based on the Client's election. Upon confirmation of market settlement for the corporate action, the Custodian will increase the on loan position to reflect the entitlement expected from the borrower via the Agent. The Agent will make appropriate changes to loan records to reflect the increase in shares on loan to the borrower as a result of the corporate action.

Cash:

Custodian will book cash credits arising out of the loaned position to the Client's account with the same value that it used for the Client's position that remains in custody at Custodian.

For credits prior to the allocation date, Custodian will send an instruction to the Agent with the payment details.

For debits, prior to the allocation date, the Agent must send Custodian an instruction with the payment details by Custodian's required deadline.

The Agent must ensure that funds are received with good value. If Custodian does not receive funds two Business Days after payment date, Custodian reserves the right to reverse the entries with back value. If funds are not received with good value, Custodian will adjust the posting in the Client’s account with Custodian and follow its usual and customary claim procedures.

In case of reversals or adjustments, the Client assumes full responsibility for foreign exchange exposure resulting from such reversal or adjustments. .

11.	Income Collection
	11.1.	Pre-Advice of Income

The Agent will pre-advise the Custodian before 9:30 A.M. EST on income payments according to the market wire deadlines as indicated in Exhibit B-B.

The pre-advice will include the following information: security name, asset identifier, record date, payable date, share amount, net amount due, credit date, value date, Client account number ex-date, currency of payment, gross income rate and any relevant references. The pre-advice should be sent to the attention of the Custodian's staff listed in Section 3.

The Client's accounts will be pre-posted in accordance with Custodian's usual and customary pre-posting procedures.

11.2. Past Due Income Payments

The Client will make available to the Agent any past-due income. Interest compensation claims may be made against the Agent on a monthly basis.

11.3. Monthly Revenue

Securities Lending revenue will be paid monthly via Fed wire to the Client's account by the 10th business date of the following month. A pre-advice will be sent by the Agent per Section 11.1 above.

11.4. Income Payment Instructions

Please refer to Exhibit B-B for Cash Correspondent payment instructions. All payments should reference: “For Department NYD/ Agent Lending”. Payments will include payment security details.

11.5. Fee Schedule

The Agent will reimburse the Custodian for transaction charges directly incurred from the movement of securities and cash as a result of securities lending activities. The Custodian will send the Agent a monthly request for payment before 15th business date of the following month. Payment will be made by the Agent before 30th business day. Charges will be according to the fee schedule attached hereto as Exhibit C-C, unless otherwise specified. Custodian and Agent will review the transactional charges for reasonableness after one year from the date of execution of this agreement.

Exhibit A-A - Authorized Signature List

The following members at the Agent are authorized to instruct the Custodian to deliver or receive securities for the Client's account(s), pursuant to a Securities Lending Authorization agreement signed between the Client and the Agent dated as of May 30, 2003. This list will supplement, not replace, any previous similar lists unless otherwise notified. This list may be subject to change upon notification by the Agent.

International Securities Lending

[Signature]
[Name]

[Phone, Fax]
[Email]

[Signature]
[Name]
[Phone, Fax]
[Email]

[Signature]
[Name]
[Phone, Fax]
[Email]

Exhibit B-B - Standing Settlement Instructions by Market

Cash Correspondent Funding Details

Market	ISO	Account Name	Account	Cash Correspondent Name	Cash
Name	Curre		Number		Correspondent
	ncy				BIC
Code

Australia	AUD	The Bank of New York,	3100-17	National Australia Bank, Melbourne	NATAAU3303X
Brussels

Austria	EUR	See Germany / Deutsche Bank, Frankfurt

Belgium	EUR	See Germany / Deutsche Bank, Frankfurt

Canada	CAD	The Bank of New York,	210-654-0	Royal Bank of Canada, Toronto	ROYCCAT2
Brussels

Denmark	DKK	The Bank of New York,	3996 053 318	Danske Bank, Copenhagen	DABADKKK
Brussels Branch

Finland	EUR	See Germany / Deutsche Bank, Frankfurt

France	EUR	See Germany / Deutsche Bank, Frankfurt

Germany	EUR	The Bank of New York,	922 1292 00	Deutsche Bank, Frankfurt	DEUTDEFF
Brussels

Hong Kong	HKD	The Bank of New York,	511-564437-	Hongkong and Shanghai Banking	HSBCHKHH
		Brussels	001	Corporation, Hong Kong

Italy	EUR	See Germany / Deutsche Bank, Frankfurt

Japan	JPY	The Bank of New York,	653-0431-656	Bank of Tokyo-Mitsubishi Ltd, Tokyo	BOTKJPJT
Brussels

Luxembourg	EUR	See Germany / Deutsche Bank, Frankfurt

Mexico	MXN	The Bank of New York,	0072927289	Banco Nacional de Mexico	CITIUS33MER
		Brussels		(Banamex), Mexico City

Netherlands	EUR	See Germany / Deutsche Bank, Frankfurt

New Zealand	NZD	Bank of New Zealand	633330	National Australia Bank New Zealand -	NATANZ22XXX
		(BKNZNZ22XXX) in favour of		National Nominees Ltd
National Nominees Ltd
(NATANZ22XXX, A/C 020160-
0414317-00) for further credit
to The Bank of New York,
Brussels

Norway	NOK	The Bank of New York,	7002 02 09176	Den norske Bank, Oslo	DNBANOKK
Brussels

Portugal	EUR	See Germany / Deutsche Bank, Frankfurt

Singapore	SGD		The Bank of New York,	101-399-624-0	United Overseas Bank, Singapore	Securities and
			Brussels			securities related
payment messages:
UOVBSGSGCSD
Non-securities
related payment
messages:
UOVBSGSG

South Africa	ZAR		The Bank of New York,	7112768	Standard Bank of South Africa,	SBZAZAJJ
			Brussels as Custodian and		Johannesburg
Trustees, Custody Account No
2

Spain	EUR	See Germany / Deutsche Bank, Frankfurt

Sweden	SEK		The Bank of New York,	5201 85 157 56	Skandinaviska Enskilda Banken,	ESSESESS
			Brussels		Stockholm

Switzerland	CHF		The Bank of New York,	0835-0596251-	Crédit Suisse First Boston, Zurich	CRESCHZZ80A
			Brussels	93-002

United Kingdom	GBP		The Bank of New York,	153826-8260	The Bank of New York, London	IRVTGB2X Sort
			Brussels			Code 70-02-25

United Kingdom	EUR	See Germany / Deutsche Bank, Frankfurt

United Kingdom	USD		See United States / The Bank of New York, New York

United States	USD		The Bank of New York,	8900285451	The Bank of New York, New York	IRVTUS3N
		Brussels	ABA # 021
000 018
F/C account #

Copyright 2003 The Bank of New York. The subject matter contained herein has been derived from several sources believed to be reliable and accurate at the time of publication. The Bank of New York does not accept any liability for losses either direct or consequential caused by the use of this information. The Bank of New York is neither making any investment recommendation nor is it providing any professional or advisory services relating to the activities described herein. The information contained herein is provided for your exclusive benefit and use. Except for internal distribution, the information shall not be further distributed or duplicated in whole or in part by any means without the prior written consent of The Bank of New York.

		Securities & Cash Deadlines
		(All times are New York Time)
		April 29, 2003
	Valid up to October 26, 2003 unless otherwise
	advised

		C	Trade		Deadlines
		H
		A
		N
		G

		E

Country	Instruments	Transactions	Cycle **	Securities			Cash

Australia	Government Bonds	All	T +3	SD -1	1000	VD	-1	1200
	Equities	All	T +3	SD -1	1000	VD	-1	1200
	Money Market (T, T+1 or T+3)	All	T +3	SD -1	1000	VD	-1	1200
Austria	All	All	T +3	SD -1	1500	VD	-1	1700
Belgium	Equities EMSS	All	T +3	SD -1	1500	VD	-1	1700
	Equities Non-EMSS	All	T +3	SD -2	1500	VD	-1	1700
	Bonds and MMI's	All	T +3	SD -1	1500	VD	-1	1700
Canada	Equities	All	T +3	SD -1	1200	VD		1400
	Long Bonds	All	T +3	SD -1	1200	VD		1400
	Short Term Bonds	All	T +2	SD	1030	VD		1400
	Money Market	All	T	SD	1030	VD		1400
Denmark	All	Free	T +3	SD -1	1600
	All	Against Payment	T +3	SD -2	1500	VD	-1	1700
Finland	Equities	All	T +3	SD -2	1600	VD	-1	1700
	Bonds & T-Bills	All	T +2	SD -2	1500	VD	-1	1700
France	Relit +	All	T +3	SD -1	1500	VD	-1	1700
	RGV	All	T +3	SD -1	1600	VD	-1	1700
Germany	STD (Standard Settlement - with	All	T +2	SD -1	0800	VD	-1	1700
	matching)
	SDS (Same Day Settlement - without	All	T +2	SD -1	1600	VD	-1	1700
	matching)
	Registered shares (Physical)	All	T +2	SD -6	1600	* VD	-1	1700
Hong Kong	Equities (w/o prematching)	All	T +2	SD -1	0900	VD	-1	1200
	Equities (with prematching)	All	T +2	SD -2	1500	VD	-1	1200
	Equities (Realtime DVP)	Deliveries	T +2	SD -1	0900	VD	-1	1200
	Bonds & Money market physical(T or	All	T +1	SD -1	0900	VD	-1	1200
	T+1)
	Bonds & Money market CMU (T or T+1)	All	T +1	SD -1	0900	VD	-1	1200
Italy	Stock Exchange	All	T +3	SD -2	1600	VD	-1	1700
	OTC	Against Payment	T +3	SD -1	1600	VD	-1	1700
	OTC	Free of Payment	T +3	SD -1	1700
Japan	Equities, Corp Bonds (incl. Convert	All	T +3	SD -1	0800	VD	-1	1200
	Bonds) and MMI
	Government Bonds (JGB's)	All	T +3	SD -3	1600	VD	-1	1200
	Equities (Physical) - Convertible Bonds	All	T +3	SD -2	1600	VD	-1	1200
	(Physical)
Luxembourg	All	All	T +3	SD -2	1500	VD	-1	1700
Mexico	Equities	All	T +2	SD	1200	VD		1400
	Bonds	All	T +1	SD	1200	VD		1400
Netherlands	All	Against Payment	T +3	SD -1	1600	VD	-1	1700
New Zealand	All (unlisted bonds T+2) with	All	T +3	SD -2	1500	VD	-1	1000
	prematching
	All (unlisted bonds T+2) w/o	All	T +3	SD -1	0800	VD	-1	1000
	prematching

Norway	Equities/Bonds	All	T +3	SD -1	0900	VD	-1	1700
	Money Market	All	T +1	SD -1	0900	VD	-1	1700
Portugal	All - Stock Exchange	All	T +3	SD -1	0900	VD	-1	1700
	Equities - OTC	Free Of Payment	T +3	SD	1000
	Equities - OTC	Against Payment	T +3	SD -1	1500	VD	-1	1700
	Bonds - OTC	All	T +3	SD -1	1500	VD	-1	1700
Singapore	All	All	T +3	SD -1	1500	VD	-1	1700
South Africa (1)	Equities (Demat Rolling settlement) -	All	T +5	SD -4	1500	VD	-1	1600
	ON Market
	Equities (Demat Rolling settlement) -	All	T +5	SD -3	1500	VD	-1	1600
	OFF Market
	Equities (Physical Tuesday settlement)	All	T +6	SD -2	1500	VD	-1	1600
	Bonds	All	T +3	SD -2	1500	VD	-1	1600
	Money Market insruments	All	T +3	SD -1	1500	VD	-1	1600
Spain	Equities (1st cyxle)	Against Payment	T +3	SD -1	0800	VD	-1	1700
	Equities (2nd cycle)	Against Payment	T +3	SD -1	1500	VD	-1	1700
	Equities (with no change of registration	Free	T +3	SD	0800
	name)
	Government & Corporate Debts (1st	All	T +3	SD -2	1500	VD	-1	1700
	cycle)
	Government & Corporate Debts (2nd	All	T +3	SD -1	1500	VD	-1	1700
	cycle) for trades above EUR500,000
Sweden	Equities, Bonds & MMI	All	T +3	SD -2	1600	VD	-1	1700
	Bonds + MMI (T+1)	All	T +1	SD -2	1700	* VD	-1	1700
Switzerland	All	Against Payment	T +3	SD -1	1500	VD	-1	1700
	All	Free Of Payment	T +3	SD -1	1700
United Kingdom	Equities and Corporate Bonds (CREST)	All	T +3	SD -2	1600	VD	-1	1700
	(4)
	Equities and Corporate Bonds (non-	All	T +3	SD -3	1600	VD	-1	1700
	CREST)
	UK Gilts (CREST), MMIs (CMO) (6)	All	T +1	SD -1	1700	VD	-1	1700
	UK Gilts (CREST), MMIs (CMO) - T+0	All	T	SD	0800	VD	-1	1700
	only
	MMIs (Physical in GBP/EUR/USD)	All	T +1	SD -1	1700	See GBP, USD,
						EUR
	MMIs (Physical in GBP/EUR/USD) -	All	T	SD	0800	See GBP, USD,
	T+0 only					EUR
	UK Unit Trusts and OEICs	Receipts	T +5	SD -3	1400	VD	-1	1700
	UK Unit Trusts and OEICs	Deliveries	T +8	SD -6	1400	VD	-1	1700
United States	DTC - Institutional Delivery	All	T +3	SD -1	1100	VD		1500
	DTC - Non-IID	All	T +3	SD	0900	VD		1500
	DTC - SDFS	All	T	SD	1330	VD		1500
	Federal Reserve (U.S. Gov't Securities)	All	T	SD	1330	VD		1500
	Money Market - Physical	All	T	SD	1300	VD		1500
	Money Market - Issuer-Held Paper	Receipts	T +1	SD	1300	VD		1500
	Money Market - Issuer-Held Paper	Deliveries	T +1	SD	1000	VD		1500
*	Securities Settlement must be negotiated (if possible)
**	Trade cycle can often be negotiated. Cfr Securities Market Report and subsequent Netinfos for accurate information.
(1)	Not or only partially rolling settlement market. ("Trade Cycle" field used for the purpose of setting deadlines).
(2)	Pre-Funding is required
(3)	Deadlines are set on a "T+" basis in the market. Above deadline must be adapted accordingly if settlement cycle is longer than 3 days.
(4)	Banks being closed on Fridays, instructions due to settle on Mondays must be sent one day earlier.
(5)	If splitting of certificate is required, instructions should be sent 3 hours earlier.
(6)	Euroclear A currencies are : ARS CAD CHF DKK EEK EMU currencies EUR GBP HUF MXN NOK PLN SEK USD ZAR
(7)	Euroclear external transactions deadlines are listed on separate sheet
(8)	Actual settlement cycle is T+7 Calendar days

(9) Please refer to NetInfo for deadlines
during summer

FRANCE

Security Settlement Instructions	Cash Correspondent

BNP PARIBAS	Deutsche Bank
Paris	Frankfurt
Custody A/C # - Per Beneficial Owner	The Bank of New York, Brussels
Cash A/C #: 922 1292 00
FFC:Custody A/C Name & Number

Account # Account Name	Securities Account #	Tax on Equities

293130 Dreyfus Premier Worldwide Growth Fund, Inc.	45181P	15%

097665 Dreyfus Premier International Growth	44986H	15%

098796 Dreyfus Variable Investment Fund-Int'l Equity Port.	45379U	15%

*** The other Dreyfus Accounts are omnibus account at BNP Paribas

ITALY

Security Settlement Instructions	Cash Correspondent

Banca Intesa	Deutsche Bank
Caveau Titoli	Frankfurt
Via Langhirano, 1	Bank of New York, Brussels
43100 Parma	Cash A/C #	922 1292 00
FFC: Custody A/C
Custody A/C # - Per Beneficial Owner	Name & Number

Account #	Account Name	Securities A/C #

293130	Dreyfus Premier Worldwide Growth Fund, Inc.	009719800812

098414	Dreyfus Growth and Value Funds, Inc.-Dreyfus International Value	009719800340

097716	Dreyfus Int'l Funds Inc. - Dreyfus Premier Emerging Markets Fund	009719801216

097757	Dreyfus Investment Portfolio-Founders International Equity	009719801761

097759	Dreyfus Investment Portfolio-Founders Passport Portfolio	009719801754

097665	Dreyfus Premier International Growth	009719800336

097901	Dreyfus Premier International Value Fund	009719801511

098796	Dreyfus Variable Investment Fund-International Equity Port.	009719800648

097682	Dreyfus Variable Investment Fund-International Value Port.	009719800542

097912	Dreyfus Premier European Equity Fund	009719801852

	NORWAY

Security Settlement Instructions		Cash Correspondent

Den Norske Bank		Den Norske Bank
Oslo		Oslo
Custody A/C # - Per Beneficial Owner		Bank of New York, Brussels
		Cash A/C # 70020209176
		FFC: Custody A/C
		Name & Number

Account #	Account Name	Securities A/C #

098414	Dreyfus Growth and Value Funds, Inc.-Dreyfus International Value	050050039036

097757	Dreyfus Investment Portfolio-Founders International Equity	050050057632

097759	Dreyfus Investment Portfolio-Founders Passport Portfolio	050050057483

097901	Dreyfus Premier International Value Fund	050050053573

098796	Dreyfus Variable Investment Fund-International Equity Port.	050050030795

097682	Dreyfus Variable Investment Fund-International Value Port.	050050042253

097665	Dreyfus Premier International Growth	050051926876

097912	Dreyfus Premier European Equity Fund	050050058945

SWEDEN

Security Settlement Instructions	Cash Correspondent

Skandinaviska Enskilda Banken	Skandinaviska Enskilda Banken
SEB MERCHANT BANKING	Stockholm
Securities Services	Bank of New York, Brussels
Rissneleden 110, R A5	Cash A/C # 5201-8515756
FFC: Custody A/C
SE-106 40 Stockholm	Name & Number
Custody A/C # - Per Beneficial Owner
Account #	Account Name	Securities A/C #

293130	Dreyfus Premier Worldwide Growth Fund, Inc.	01001242998

098414	Dreyfus Growth and Value Funds, Inc.-Dreyfus International Value	01002817218

097757	Dreyfus Investment Portfolio-Founders International Equity	01002922356

097759	Dreyfus Investment Portfolio-Founders Passport Portfolio	01002922356

097665	Dreyfus Premier International Growth	01002064384

097901	Dreyfus Premier International Value Fund	01001242998

098796	Dreyfus Variable Investment Fund-International Equity Port.	01002301084

097682	Dreyfus Variable Investment Fund-International Value Port.	01002817196

097912	Dreyfus Premier European Equity Fund	01002948894

EXHIBIT C-C

THIRD PARTY SECURITIES LENDING CUSTODIAN FEE SCHEDULE

FOR

     THE DREYFUS FAMILY OF FUNDS LISTED ON SCHEDULE I

A. Loan Processing Fees

5 Basis points per annum on the average daily outstanding loan value.

Applicable local market transaction charges plus $10.00 on each loan open and loan close transaction.

B. Billing Cycle

Monthly

*These fees assume electronic instruction entry.